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                                                                    Exhibit 23.6

                       CONSENT OF LAZARD FRERES & CO. LLC

   We hereby consent to the use of our name and the description of our opinion letter, dated April 21, 1999, under the captions "SUMMARY--Fairness Opinion," "THE MERGER--Background of the Merger," "THE MERGER--Hach's Reasons for the Merger; Recommendation of the Hach Board," "THE MERGER--Opinion of the Investment Banker for the Hach Board" and "THE MERGER AGREEMENT-- Representations and Warranties" in, and to the inclusion of such opinion letter as Annex F to, the Information Statement/Prospectus of Hach Company and Danaher Corporation, which Information Statement/Prospectus is part of the Registration Statement on Form S-4 of Danaher Corporation filed with the Securities and Exchange Commission on June 3, 1999. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of such persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Lazard Freres & Co. LLC

                                                   /s/ Jeffrey A. Golman
                                          By: _________________________________
                                                     Jeffrey A. Golman
                                                     Managing Director

New York, New York
June 3, 1999